Exhibit 10.4
UNITED STATES OF AMERICA
Before The
OFFICE OF THRIFT SUPERVISION
___________________________

)
In the Matter of	)	Order No.:
)
BankAtlantic	)	Date:
Fort Lauderdale, Florida	)
)
OTS Docket No.: 05551)
)
___________________________
CONSENT ORDER TO CEASE AND DESIST FOR AFFIRMATIVE RELIEF
     WHEREAS, BankAtlantic, Fort Lauderdale, Florida, OTS Docket No. 05551 (BankAtlantic or Bank), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief and an Order of Assessment of a Civil Money Penalty (Stipulation); and
     WHEREAS, BankAtlantic, without admitting or denying that grounds exist for initiating an administrative cease and desist proceeding, by executing the Stipulation, has consented and agreed to the issuance of this Consent Order to Cease and Desist for Affirmative Relief (C&D Order) by the Office of Thrift Supervision (OTS), pursuant to Section 8(b) of the Federal Deposit Insurance Act (FDIA), 12 U.S.C. § 1818(b)1; and
     WHEREAS, the Director of the OTS has delegated to the Regional Directors of the OTS the authority to issue consent orders on behalf of the OTS pursuant to provisions of Section 8 of the FDIA, 12 U.S.C. § 1818.

[1]	All references to the United States Code (U.S.C.) are as amended.

     NOW, THEREFORE, IT IS ORDERED THAT:
Order to Cease and Desist
1. The Bank and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling or the aiding and abetting of any violation of:
a.	the Currency and Foreign Transactions Reporting Act, as amended by the USA Patriot Act and other laws (the Bank Secrecy Act or BSA), 31 U.S.C. §§ 5311 et seq., and the related BSA regulations issued by the U. S. Department of the Treasury, 31 C.F.R. Part 103, and the OTS, 12 C.F.R. § 563.177 (collectively with the aforementioned laws and regulations, the BSA Laws and Regulations); and

b.	the OTS regulations governing suspicious activity reports (SAR) and other reports and statements set forth in 12 C.F.R. § 563.180.
Anti-Money Laundering/Bank Secrecy Act Compliance
2. The Board shall review the Bank’s program for compliance with the BSA Laws and Regulations (BSA Compliance Program) not less than annually and adopt and implement such revisions and amendments as are necessary to ensure: (i) the adequacy and effectiveness of the BSA Compliance Program; (ii) BankAtlantic’s continued compliance with the BSA Laws and Regulations; (iii) the appropriate identification and monitoring of accounts and transactions that pose greater than normal risks for compliance with the BSA Laws and Regulations; (iv) the timely and accurate reporting of suspicious activities or transactions with appropriate law enforcement and bank regulatory authorities; and (v) the accurate completion and maintenance of documents, forms, logs and records as required or necessitated by the BSA Laws and Regulations. The Board shall, at a minimum, take the following actions:
a.	The Board shall review the Bank’s customer identification policies and procedures (CIP Policy) and know your customer policies and procedures
BankAtlantic C&D Order

(KYC Policy) and ensure that the weaknesses, deficiencies and violations discussed in the 2004 Examination have been fully addressed and that the CIP Policy and KYC Policy are adequate and effective to ensure the Bank’s compliance with applicable laws, regulations and agency guidance.
b.	The Board shall review the Bank’s policies and procedures for compliance with the applicable requirements of the regulations of the U.S. Department of the Treasury Office of Foreign Assets Control (OFAC), 31 C.F.R. Part 500, (OFAC Policy) and ensure that the weaknesses, deficiencies and violations discussed in the 2004 Examination have been fully addressed and that the OFAC Policy is adequate and effective to ensure the Bank’s compliance with applicable laws, regulations and agency guidance.

c.	The Board shall ensure that the Bank’s BSA Compliance Program incorporates anti-money laundering (AML) procedures and systems, including, as may be appropriate, AML software, to adequately monitor (i) wire transfer activity; (ii) foreign currency exchange transactions; (iii) cash and automatic teller machine transactions; (iv) check processing transactions, e.g., automated clearing house transactions; (v) monetary instrument transactions, e.g., money orders, cashier checks, travelers checks, etc.; (vi) account transfers; and (vii) lending activity, to timely and effectively identify suspicious transactions for appropriate action. The Bank’s AML monitoring procedures shall be based upon periodic risk assessments of the Bank’s business activities, products, services and customers, to be conducted at least annually or more frequently, if warranted. Management shall review all accounts or transactions identified as suspicious, consistent with written monitoring and review procedures adopted by the Board, and take appropriate corrective action (including, without limitation, filing of a SAR and increased monitoring and oversight). The Bank shall fully document its review of all accounts and transactions identified as suspicious, the determinations made regarding such accounts and transactions, and the corrective actions taken with regarding to such accounts and transactions.
BankAtlantic C&D Order

d.	Management shall conduct a comprehensive review of the Bank’s departments assigned responsibility for compliance with the BSA Compliance Program and the BSA Laws and Regulations (BSA Department) to determine the adequacy of the organization and resources dedicated to the BSA Department. This review shall include, at a minimum, assessment of the capability of the BSA Officer and his/her supporting staff to monitor and ensure compliance with the Bank’s BSA Compliance Program and the BSA Laws and Regulations, taking into account (i) knowledge of the process and systems for monitoring suspicious activities; (ii) knowledge and expertise concerning the BSA Compliance Program and the BSA Laws and Regulations; (iii) knowledge and expertise in fraud control and compliance monitoring; (iv) authority to correct identified deficiencies; (v) reporting structure and independence from Bank Management; (vi) the Bank’s methodology for collecting, maintaining, and recalling information related to transactions that pose greater than normal risks for BSA compliance; and (vii) evaluation of the types of transactions, accounts, products, services, and geographic areas that pose greater than normal risks for compliance with the BSA Compliance Program and the BSA Laws and Regulations. Within ninety (90) days after the Effective Date of this C&D Order, Management shall provide the Board a written report of its assessment of the Bank’s BSA Department, including any recommendations for strengthening the BSA Department (BSA Department Report). The Board shall review the BSA Department Report and ensure that Management makes changes as needed to strengthen the BSA Department, including ensuring that the BSA Department and the BSA Officer shall report directly to the Regulatory Compliance Committee provided for in Paragraph 4 below.

e.	Management shall maintain, and the Board shall review and adopt, a comprehensive training program for all appropriate operational and supervisory personnel to ensure awareness of their responsibility for (i) compliance with the requirements of the BSA Laws and Regulations and the
BankAtlantic C&D Order

OTS regulations governing SAR filings; (ii) the BSA and AML risks inherent to their departments and products; and (iii) any changes to the Bank’s BSA Compliance Program required by this C&D Order, the Bank’s BSA Audit, future OTS examinations, and amendments to the BSA Laws and Regulations (BSA Training Program). The BSA Training Program should include requirements for mandatory attendance, the frequency of training, specialized training procedures for certain departments of the Bank based upon the particular operations and risk presented by such areas (such as the wire transfer department), and procedures and timing for updating the BSA Training Program and materials based upon violations, deficiencies and weaknesses identified by the BSA Audit, future OTS examinations, or the Bank’s external independent audit. The Bank shall maintain documentation of all BSA training attended by its employees.
f.	The Board shall provide for the maintenance of an internal audit function, independent of the Bank’s compliance function and the BSA Officer and his/her supporting staff, that will, on at least an annual basis, comprehensively review and assess (i) the adequacy and effectiveness of the Bank’s BSA Compliance Program, consistent with the requirements of the BSA Laws and Regulations, relevant OTS guidance, and the Bank’s current and future activities and operations; (ii) the Bank’s compliance with its BSA Compliance Program; and (iii) the Bank’s compliance with the BSA Laws and Regulations (hereafter referred to as the BSA Audit). The BSA Audit must include adequate levels of transactional testing to corroborate the audit findings, procedures for documenting completion of appropriate corrective actions by Management, and reassessment of any department, operation, branch or area identified as having less than adequate BSA compliance within six (6) months following the completion of each BSA Audit. Within thirty (30) days after completion of the BSA Audit, the Board will review the results of the BSA Audit, adopt appropriate corrective actions and timeframes to address identified deficiencies or weaknesses, require Management to fully implement
BankAtlantic C&D Order

the corrective actions adopted by the Board, and ensure the timely completion of all required corrective actions. The Board’s review, discussions and required corrective actions shall be fully detailed in the appropriate Board meeting minutes. A copy of the BSA Audit procedures, scope and findings, and the relevant meeting minutes detailing the Board’s review, shall be provided to the Regional Director within ten (10) days after the Board’s review of the BSA Audit findings.
g.	The Board shall ensure that the annual BSA Audit required by Paragraph 2.f. above includes a review and assessment of the adequacy and effectiveness of the CIP Policy and KYC Policy. The review shall consider, without limitation, the adequacy and effectiveness of due diligence procedures and customer profiles for customer groups with heightened BSA and AML risk, as identified by the Bank, including, non-US resident accounts, commercial and business accounts, customers with significant wire transfer activity, and customers generating more than five (5) currency transaction report filings per year. The review shall assess the adequacy and effectiveness of the CIP Policy and KYC Policy for the Bank and for each individual branch, including an assessment of the adequacy and reliability of data and information obtained and maintained by the Bank and each individual branch, and identify any deficiencies, weaknesses or noncompliance with the CIP Policy, KYC Policy or applicable laws and regulations.

h.	In addition to the BSA Audit required by Paragraph 2.f. above, the Board shall require Management to engage a qualified independent outside third party to conduct annual independent tests of the Bank’s compliance with the BSA Compliance Program and the BSA Laws and Regulations. Each annual independent test shall comply with the requirements contained in the Federal Financial Institutions Examination Counsel’s BSA/AML Examination Manual.
BankAtlantic C&D Order

3. The Board and Management shall ensure that all deficiencies, weaknesses and violations of law or regulation identified in the Bank’s 2004 Examination have been corrected, as directed therein, except where such direction is modified or changed by the terms of this C&D Order. Further, the Board and Management of the Bank shall take immediate action to cause the Bank to comply with the terms of this C&D Order.
Board Compliance Committee
4. Within thirty (30) days of the Effective Date of this C&D Order, the Board shall appoint a committee comprising three (3) or more Directors, the majority of whom shall be independent of Management, to monitor and coordinate the Bank’s compliance with the provisions of this C&D Order and the completion of any remaining corrective action required in the 2004 Examination (the Regulatory Compliance Committee).
5. Within forty-five (45) days after the end of each calendar quarter, the Regulatory Compliance Committee shall submit a written progress report to the Board detailing the actions taken or required to be taken to comply with each provision of this C&D Order and the actions required by the 2004 Examination, as well as the results and status of those actions.
6. Within sixty (60) days after the end of each calendar quarter, the Board shall submit to the Regional Director: (i) a copy of the Regulatory Compliance Committee’s quarterly progress report required by Paragraph 5 above, with any additional comments made by the Board; and (ii) a written certification that each Director has reviewed the report.
Compliance with Order
7. All policies, procedures, corrective actions, plans, programs, reviews and systems required by this C&D Order (collectively, Policies and Procedures) shall conform to all applicable statutes, regulations, OTS policy and guidance. The Board shall submit copies
BankAtlantic C&D Order

of all Policies and Procedures required by this C&D Order to the Regional Director within the timeframes specified or, in the event a timeframe is not specified, within thirty (30) days after adoption by the Board. The Board shall revise such Policies and Procedures as required by the Regional Director within thirty (30) days of receipt of written direction from the Regional Director. The Policies and Procedures, as modified consistent with the written direction of the Regional Director, shall be incorporated into this C&D Order and any deviation from such Policies and Procedures shall be a violation of this C&D Order.
Definitions
8. All technical words or terms used in this C&D Order for which meanings are not specified or otherwise provided by the provisions of this C&D Order shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal Regulations, Part 103 of Chapter I of Title 31 of the Code of Federal Regulations, the BSA, the Home Owners Loan Act (HOLA), the FDIA, OTS Memoranda or other published OTS guidance. Any such technical words or terms used in this C&D Order and undefined in said Code of Federal Regulations, the BSA, the HOLA, the FDIA, OTS Memoranda, or other published regulatory guidance shall have meanings that are in accordance with the best custom and usage in the savings and loan industry.
Successor Statutes, Regulations, Guidance, Amendments
9. Reference in this C&D Order to provisions of statutes, regulations, OTS Memoranda, and other published regulatory guidance shall be deemed to include references to all amendments to such provisions as have been made as of the Effective Date and references to successor provisions as they become applicable.
BankAtlantic C&D Order

No Violations Authorized; OTS Not Restricted
10. Nothing in this C&D Order or the Stipulation shall be construed as: (i) allowing the Bank to violate any law, rule, regulation, or policy statement to which it is subject, or (ii) restricting or estopping the OTS from taking any action(s) that it believes are appropriate in fulfilling the responsibilities placed upon it by law including, without limitation, any type of supervisory, enforcement or other action that the OTS determines to be appropriate, arising out of matters described in the most recent Report of Examination, or based on other matters.
Time Limits; Effect of Headings; Separability Clause; Stipulation Incorporated
11. Time limitations for compliance with the terms of this C&D Order run from the Effective Date, unless otherwise noted.
12. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.
13. In case any provision in this C&D Order is ruled to be invalid, illegal or unenforceable by the decision of any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his/her sole discretion determines otherwise.
14. The Stipulation is made a part hereof and is incorporated herein by this reference.
Effective Date; Duration
15. This C&D Order is and shall become effective on the date it is issued, i.e., the Effective Date as shown on the first page hereof. This C&D Order (including the related Stipulation) shall remain in effect until terminated, modified or suspended, in writing by the OTS, acting through its Director, Regional Director or other authorized representative.

OFFICE OF THRIFT SUPERVISION
By:	/s/ John E. Ryan
John E. Ryan
Regional Director

BankAtlantic C&D Order

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